Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Exponent, Inc. (the “Company”) on Form 10-K for the period ending January 2, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Richard L. Schlenker, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 27, 2026	By:	/s/ Richard L. Schlenker, Jr.
Richard L. Schlenker, Jr.
Chief Financial Officer